Exhibit 1.1

SIGNATURE GROUP HOLDINGS, INC.

(a Delaware corporation)

4,384,615 Shares of Common Stock

UNDERWRITING AGREEMENT

Dated: December 15, 2014

SIGNATURE GROUP HOLDINGS, INC.

(a Delaware corporation)

4,384,615 Shares of Common Stock

($0.001 Par Value)

UNDERWRITING AGREEMENT

December 15, 2014

B. Riley & Co. (“B. Riley”)

as Representative of the several Underwriters named in Schedule I hereto

c/o	B. Riley & Co.

11100 Santa Monica Blvd., Suite 800

Los Angeles, CA 09925

Ladies and Gentlemen:

Signature Group Holdings, Inc., a Delaware corporation (the “Company”), proposes to sell to the several underwriters (the “Underwriters”) named on Schedule I hereto for whom you are acting as Representative (the “Representative”) an aggregate of 4,384,615 shares (the “Common Shares”) of the Company’s common stock, $0.001 par value (the “Common Stock”). The respective amounts of the Common Shares to be so purchased by the several Underwriters are set forth opposite their names on Schedule I hereto. Each share of the Common Stock is accompanied by the associated rights (the “Rights”) to purchase shares of the Series A Junior Participating Preferred Stock, par value $0.001 per share, of the Company (the “Series A Preferred”), which Rights are issuable pursuant to a Rights Agreement, dated October 27, 2007, between the Company (as successor in interest to Signature Group Holdings, Inc., a Nevada corporation (“Signature Nevada”)), and Computershare Inc. (as successor in interest to Mellon Investor Services LLC (“Mellon”)), as rights agent (the “Rights Agent”), as amended by First Amendment to the Rights Agreement, dated July 28, 2011, between Signature Nevada and Mellon, and a Rights Agreement Amendment and Assignment, dated as of January 2, 2014, between Signature Nevada and the Rights Agent. The Common Shares, together with their associated Rights, are known herein as the “Shares.”

The Company intends to apply the net proceeds from the sale of the Shares as part of the financing to effect the acquisition (the “Acquisition”) by the Company of all of the equity interests of certain entities, which, together with their subsidiaries, comprise the global recycling and specification alloys business (“GRSA”) of Aleris Corporation (“Aleris”) pursuant to a Purchase and Sale Agreement, dated October 17, 2014 (the “Purchase Agreement”), by and among Aleris, a Delaware corporation, Aleris International, Inc., a Delaware corporation, Aleris Holding Canada Limited, a corporation organized under the laws of Canada, Aleris Aluminum Netherlands B.V., a limited liability company organized under the laws of the Netherlands, Aleris Deutschland Holding GmbH, a limited liability company organized under the laws of Germany, Dutch Aluminum C.V., a limited partnership organized under the laws of the Netherlands, Aleris Deutschland Vier GmbH Co KG, a limited partnership organized under the laws of Germany, SGH Acquisition Holdco. Inc., a Delaware corporation, Evergreen Holding Germany GmbH, a limited liability company organized under the laws of Germany and the Company.

In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

SECTION 1. Representations and Warranties by the Company. The Company represents and warrants to the Underwriters as of the date hereof, the Applicable Time, and the Closing Date (as defined below), and agrees with the Underwriters, as follows:

(a) The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the “Act”) and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder and has prepared and filed with the Commission a registration statement on Form S-3 (File No. 333-191020), including a related Base Prospectus, for registration under the Act of the offering and sale of the Shares as amended by Post-Effective Amendment thereto filed with the Commission. Such Registration Statement, including any amendments thereto filed prior to the Applicable Time, has become effective. The Company may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more preliminary prospectus supplements relating to the Shares, each of which has previously been furnished to you. The Company will file with the Commission a final prospectus supplement relating to the Shares in accordance with Rule 424(b). As filed, such final prospectus supplement shall contain all information required by the Act and the Rules and Regulations, and, except to the extent you shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Applicable Time or, to the extent not completed at the Applicable Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Company has advised you, prior to the Applicable Time, will be included or made therein and information relating to the number of Shares and pricing information as contemplated by this Agreement. The Registration Statement, at the Applicable Time, meets the requirements set forth in Rule 415(a)(1)(x). The initial Effective Date of the Registration Statement was not earlier than the date three years before the Applicable Time.

(b) On each Effective Date, the Registration Statement did, and when the Final Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein), the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; on each Effective Date, at the Applicable Time and on the Closing Date, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or through the Representative specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of the Underwriters consists of the information described as such in Section 13 hereof.

(c) (i) The Disclosure Package and the price to the public, the number of Shares to be included on the cover page of the Final Prospectus, when taken together as a whole and (ii) each electronic road show, when taken together as a whole with the Disclosure Package and the price to the public, the number of Shares to be included on the cover page of the Final Prospectus does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by or through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of the Underwriters consists of the information described as such in Section 13 hereof.

(d) (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Shares and (ii) as of the Applicable Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(e) Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 13 hereof.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 5:30 p.m. (New York time) on the date of this Agreement or such other time as agreed to by the Company and you.

“Base Prospectus” shall mean the base prospectus referred to in paragraph 1(a) above contained in the Registration Statement at the Applicable Time.

“Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Preliminary Prospectus used most recently prior to the Applicable Time, (iii) the Issuer Free Writing Prospectuses, if any, identified in Schedule II hereto, and (iv) any other General Use Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.

“Final Prospectus” shall mean the prospectus supplement relating to the Shares that was first filed pursuant to Rule 424(b) after the Applicable Time, together with the Base Prospectus.

“General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus (other than a “bona fide electronic road show,” as defined in Rule 433 (the “Bona Fide Electronic Road Show”)) that is identified on Schedule II hereto.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus”, as defined in Rule 433 under the Act, including without limitation any “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations of the Act (“Rule 405”)) relating to the Shares that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Free Writing Prospectus.

“Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus referred to in paragraph 1(a) above which is used prior to the filing of the Final Prospectus, together with the Base Prospectus.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Shares that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto or such Rule 462(b) Registration Statement, as the case may be.

“Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B”, “Rule 433” and “Rule 462” refer to such rules under the Act.

(f) The Commission has not issued an order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Final Prospectus relating to the proposed offering of the Shares, and no proceeding for that purpose or pursuant to Section 8A of the Act has been instituted or, to the Company’s knowledge, threatened by the Commission.

(g) Except as described in the Final Prospectus under the caption “Risk Factors—We may have contingent liability arising out of possible violations of the Securities Act of 1933 in connection with email communications to certain potential investors” with respect to parties that have been specifically identified to you in writing, (i) the Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectus, the Prospectus and other materials, if any, permitted under the Act and consistent with Section 4(e) hereof; (ii) the Company will file with the Commission all Issuer Free Writing Prospectuses in the time required under Rule 433(d) under the Act; and (iii) the Company has satisfied or will satisfy the conditions in Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show.

(h) The consolidated financial statements of the Company and its consolidated subsidiaries, and of GRSA and its subsidiaries, together with related notes and schedules as set forth or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus, comply in all material respects with the applicable requirements of the Act and present fairly the financial position and the results of operations and cash flows of the Company and the consolidated subsidiaries, as applicable, at the indicated dates and for the indicated periods. Such financial statements and related schedules have been prepared in accordance with United States generally accepted principles of accounting (“GAAP”), consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary and selected consolidated financial and statistical data included or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus present fairly the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company and GRSA, as applicable. The pro forma financial statements and other pro forma financial information included in the Registration Statement, the Disclosure Package and the Final Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements, have been properly compiled on the pro forma bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein. All disclosures contained in the Registration Statement, the Disclosure Package and the Final Prospectus regarding “non-GAAP financial measures” (as such term is defined by the Rules and Regulations) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable. Neither the Company and its subsidiaries nor, to the Company’s knowledge, GRSA and its subsidiaries have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed in the Registration Statement, the Disclosure Package and the Final Prospectus. There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the Disclosure Package or the Final Prospectus that are not included as required. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(i) Solely to the extent that the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the Commission and the OTCQX Marketplace thereunder (collectively, the “Sarbanes-Oxley Act”) have been applicable to the Company, there is and has been no failure on the part of the Company to comply in all material respects with any provision of the Sarbanes-Oxley Act. The Company has taken all necessary actions to ensure that it is in compliance in all material respects with all provisions of the Sarbanes-Oxley Act that are in effect and with which the Company is required to comply (including Section 402 related to loans) or which will become applicable to the Company. As of the date of the initial filing of the registration statement referred to in Section 1(a) hereof, there were no outstanding personal loans made, directly or indirectly, by the Company to any director or executive officer of the Company

(j) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Registration Statement, the Disclosure Package or the Final Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries is held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

(k) Each of the Company and its subsidiaries has been duly incorporated or formed and is validly existing as a corporation, limited partnership, partnership, limited company, sociedad financiera de objeto multiple or limited liability company, in good standing under the laws of its respective jurisdiction of incorporation or formation (where such concept is applicable), with power and authority (corporate, limited partnership, limited liability company and other) to own its properties and conduct its business as described in the Registration Statement, the Disclosure Package or the Final Prospectus, and has been duly qualified as a foreign corporation, limited partnership, partnership, limited company, sociedad financiera de objeto multiple or limited liability company, for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified or be in good standing in any such jurisdiction.

(l) The Company has an authorized capitalization as set forth the Registration Statement and the Final Prospectus (and any similar section or information contained in the Disclosure Package). The outstanding shares of Common Stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable and conform in all material respects to the description of the Stock contained in the Registration Statement, the Disclosure Package and the Final Prospectus; and the Shares to be issued and sold by the Company have been duly authorized and when issued and paid for as contemplated herein will be validly issued, fully paid and non-assessable; and except as otherwise set forth in the Registration Statement, the Disclosure Package and the Final Prospectus, no preemptive or similar rights of stockholders exist with respect to any of the Shares or the issue and sale thereof. Except as otherwise set forth in the Registration Statement, the Disclosure Package and the Final Prospectus, neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of Common Stock. No holder of Shares will be subject to personal liability solely by reason of being such a holder. All of the issued shares of capital stock, partnership interest, membership interests or other equity securities, as applicable, of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors’ qualifying shares and except as otherwise set forth in the Registration Statement, the Disclosure Package and the Final Prospectus) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

(m) The Company has all requisite corporate power to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Company.

(n) Neither the Company nor, to the Company’s knowledge, any of its affiliates, has taken or may take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares. The Company acknowledges that the Underwriters may engage in passive market making transactions in the Shares on the OTCQX Marketplace in accordance with Regulation M under the Exchange Act.

(o) Since the date of the most recent financial statements included or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus, (i) there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise), or prospects of the Company and its subsidiaries taken as a whole, whether or not occurring in the ordinary course of business, (ii) there has not been any material transaction entered into or any material transaction that is probable of being entered into by the Company or its subsidiaries, other than transactions in the ordinary course of business and changes and transactions described in the Registration Statement, the Disclosure Package and the Final Prospectus, as each may be amended or supplemented, and (iii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business that is material to the Company and its subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement, the Disclosure Package and the Final Prospectus.

(p) The issue and sale of the Shares and the compliance by the Company with this Agreement and the consummation of the transactions herein contemplated and the application of the proceeds from the sale of the Shares as described under “Use of Proceeds” in the Registration Statement, the Disclosure Package and the Final Prospectus (including the GRSA Acquisition and the Financings (as defined in the Disclosure Package)) (A) will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the Certificate of Incorporation or By-laws or equivalent organizational documents of the Company or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, which, in the case of the matters described in clauses (i) and (iii), would have a material adverse effect on (x) the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and of the subsidiaries taken as a whole or (y) prevent the consummation of the transactions contemplated hereby (the occurrence of any such effect or any such prevention described in the foregoing clauses (x) and (y) being referred to as a “Material Adverse Effect”); and (B) no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue of the Shares to be sold by the Company and the sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except for the registration under the Act of the Shares, the approval by the Financial Industry Regulatory Authority (“FINRA”) of the underwriting terms and arrangements and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters.

(q) None of the Company or its subsidiaries is (i) in violation of its Certificate of Incorporation or By-laws or equivalent organizational document or (ii) in default in the performance or observance of any obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, which, in the case of the matters described in clause (ii) would not have in a Material Adverse Effect.

(r) The statements set forth in the Registration Statement, the Disclosure Package and the Final Prospectus under the captions “Description of Capital Stock” and “Description of Warrants”, insofar as they purport to constitute a summary of documents referred to therein, under the caption “Material U.S. Federal Income Tax Consequences” and under the caption “Underwriting,” insofar as such statements summarize legal matters or documents discussed therein, are accurate and fair summaries of such legal matters or documents.

(s) Other than as set forth in the Registration Statement, the Disclosure Package and the Final Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would have, individually or in the aggregate a Material Adverse Effect; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(t) There are no statutes, regulations or contracts or other documents that are required under the Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Disclosure Package or the Final Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Disclosure Package or the Final Prospectus.

(u) The Company and its subsidiaries are not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof, will not be, an “investment company,” as such term is defined in the United States Investment Company Act of 1940, as amended (the “Investment Company Act”).

(v) Squar, Milner, Peterson, Miranda & Williamson LLP, which has certified certain financial statements of the Company and its subsidiaries, and have audited the Company’s internal control over financial reporting appearing or being incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus are independent public accountants as required by the Act and the Rules and Regulations;

(w) Ernst & Young LLP, which has certified certain financial statements appearing in the Disclosure Package and the Final Prospectus are independent public accountants as required by the Act and the Rules and Regulations;

(x) The Company and its subsidiaries own or possess the right to use all material patents, inventions, trademarks, trade names, service marks, logos, trade dress, designs, data, database rights, Internet domain names, rights of privacy, rights of publicity, copyrights, works of authorship, license rights, trade secrets, know-how and proprietary information (including unpatented and unpatentable proprietary or confidential information, inventions, systems or procedures) and other industrial property and intellectual property rights, as well as related rights, such as moral rights and the right to sue for all past, present and future infringements or misappropriations of any of the foregoing, and registrations and applications for registration of any of the foregoing (collectively, “Intellectual Property”) necessary to conduct their business as presently conducted and as described in the Registration Statement, Disclosure Package and Final Prospectus or any documents incorporated by reference therein. Except as could not reasonably be expected to have a Material Adverse Effect, neither the Company nor any of its subsidiaries, whether through their respective products and services or the conduct of their respective businesses, has infringed, misappropriated, conflicted with or otherwise violated, or is currently infringing, misappropriating, conflicting with or otherwise violating, and none of the Company or its subsidiaries have received any communication or notice of infringement of, misappropriation of, conflict with or violation of, any Intellectual Property of any other person or entity. Neither the Company nor any of its subsidiaries has received any written communication or written notice alleging that by conducting their business as set forth in the Registration Statement, the Disclosure Package or the Final Prospectus, such parties would infringe, misappropriate, conflict with, or violate, any of the Intellectual Property of any other person or entity. To the best of the Company’s knowledge, the Company has no infringement, misappropriation or violation by others of Intellectual Property owned by or licensed to the Company or its subsidiaries which could reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries have taken all reasonable steps necessary to secure their interests in such Intellectual Property from their employees and contractors and to protect the confidentiality of all of their confidential information and trade secrets.

(y) None of the Intellectual Property or technology (including information technology and outsourced arrangements) employed by the Company or its subsidiaries has been obtained or is being used by the Company or its subsidiaries in violation of any contractual obligation binding on the Company or any of its subsidiaries or, to the best of Company’s knowledge, any of their respective officers, directors or employees or otherwise in violation of the rights of any persons. The Company and its subsidiaries own or have a valid right to access and use all computer systems, networks, hardware, software, databases, websites, and equipment used to process, store, maintain and operate data, information, and functions used in connection with the business of the Company and its subsidiaries (the “Company IT Systems”). The Company IT Systems are adequate for, and operate and perform in all material respects as required in connection with, the operation of the business of the Company and its subsidiaries as currently conducted, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries have implemented commercially reasonable backup, security and disaster recovery technology consistent in all material respects with applicable regulatory standards and customary industry practices.

(z) The Company and its subsidiaries maintain a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s and its subsidiaries’ respective principal executive officers and principal financial officers, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting, the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Disclosure Package and

the Final Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. The Company’s and its subsidiaries’ internal control over financial reporting is effective and the Company and its subsidiaries are not aware of any material weaknesses in its internal control over financial reporting.

(aa) Since the date of the latest audited financial statements included in the Registration Statement, the Disclosure Package and the Final Prospectus, there has been no change in the Company’s and its subsidiaries’ internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s and its subsidiaries’ internal control over financial reporting.

(bb) The Company and its subsidiaries maintain disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s and its subsidiaries’ respective principal executive officers and principal financial officers by others within those entities; and such disclosure controls and procedures are The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the applicable rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any or its subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

(cc) Neither the Company nor, to the Company’s knowledge, any director, officer, agent, employee, affiliate or representative of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or any similar sanctions imposed by any other body, governmental or other, to which the Company or any of its subsidiaries is subject (collectively, “other economic sanctions”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person or entity, for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC or other economic sanctions.

(dd) Neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries: (i) has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) has made any direct or indirect unlawful contribution or payment to any official of, or candidate for, or any employee of, any federal, state or foreign office from corporate funds; (iii) has made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment; or (iv) is aware of or has taken any action, directly or indirectly, that would result in a violation by such Persons of the OECD Convention on Bribery of Foreign Public Officials in International Business Transactions (“OECD Convention”), the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”) or any similar law or regulation to which the Company, any of its subsidiaries, any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries is subject. The Company, its subsidiaries and their respective affiliates have each conducted their businesses in compliance with the FCPA and any applicable similar law or regulation and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(ee) Any third-party statistical and market-related data included in the Registration Statement, the Disclosure Package and the Final Prospectus are based on or derived from sources that the Company believes to be reliable and accurate.

(ff) Except as described in the Registration Statement, the Disclosure Package and the Final Prospectus, the Company and its subsidiaries possess, and are in compliance with the terms of, all adequate certificates, authorizations, licenses or permits issued by appropriate governmental agencies or bodies (“Licenses”) necessary for the ownership or lease of their respective properties and to the conduct of the business now conducted by them, except where the failure to possess or be in compliance with any such Licenses would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect, and have not received any notice and are not aware of proceedings relating to the revocation or modification of any Licenses that, if determined adversely to the Company, individually or in the aggregate, would have or would reasonably be expected to have a Material Adverse Effect.

(gg) Except as described in the Registration Statement, the Disclosure Package and the Final Prospectus, the Company and each of its subsidiaries carry, or are covered by, insurance from insurers of recognized financial responsibility in such amounts and covering such risks as is generally deemed adequate and customary for companies engaged in similar businesses in similar industries. All policies of insurance of the Company and each of its subsidiaries are in full force and effect; the Company and each of its subsidiaries are in compliance with the terms of such policies in all material respects; and neither the Company nor any of its subsidiaries has received notice from any insurer or agent of such insurer and is unaware that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance.

(hh) Except as described in the Registration Statement, the Disclosure Package and the Final Prospectus, no labor disturbance by or dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ii) Except as described in the Registration Statement, the Disclosure Package and the Final Prospectus, the Company and each of its subsidiaries (i) are, and at all times prior hereto were, in compliance with all applicable laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including without limitation any international, foreign, national, state, provincial, regional, or local authority, relating to pollution, the protection of human health or safety, the environment, or natural resources, or to use, handling, storage, manufacturing, transportation, treatment, discharge, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), which compliance includes, without limitation, obtaining, maintaining and materially complying with all permits and authorizations and approvals required by Environmental Laws to conduct their respective businesses, and (ii) have not received written notice of any actual or alleged violation of Environmental Laws, or of any actual or potential liability for or other obligation arising out of the presence, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants. Except as described in the Registration Statement, the Disclosure Package and the Final Prospectus, (x) there are no proceedings that are pending, or known to be contemplated, against the Company or any of its subsidiaries under Environmental Laws in which a governmental authority is also a party, other than such proceedings in which the Company reasonably believes that no monetary sanctions of $100,000 or more will be imposed, (y) the Company and its subsidiaries are not aware of any issues regarding compliance with Environmental Laws, including any pending or proposed Environmental Laws, or liabilities or other obligations under Environmental Laws that could reasonably be expected to have a Material Adverse Effect on the capital expenditures, earnings or competitive position of the Company and its subsidiaries, and (z) none of the Company or its subsidiaries reasonably anticipates material capital expenditures relating to Environmental Laws beyond those already budgeted to maintain compliance with such Environmental Laws.

(jj) Except as described in the Registration Statement, the Disclosure Package and the Final Prospectus, the Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date hereof, subject to permitted extensions, except where the failure to file such returns would not reasonably be expected to have a Material Adverse Effect and have paid all taxes required to be paid by them to the extent due and payable, except for any such tax that is currently being contested in good faith (provided that appropriate reserves are made) or as would not reasonably be expected to have a Material Adverse Effect, and no tax deficiency has been determined adversely to the Company, or any of its subsidiaries, nor does the Company have any knowledge of any tax deficiencies that have been, or could reasonably be expected to be asserted against the Company, or any of its subsidiaries.

(kk) Except as described in the Registration Statement, the Disclosure Package and the Final Prospectus, (i) each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)) for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each a “Plan”) has been maintained in material compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) with respect to each Plan subject to Title IV of ERISA (A) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or, to the knowledge of the Company, is reasonably expected to occur, (B) no “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, has occurred or, to the knowledge of the Company, is reasonably expected to occur, (C) the fair market value of the assets under each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan), and (D) neither the Company or any member of its Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan,” within the meaning of Section 4001(c)(3) of ERISA); and (iv) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(ll) Except as disclosed to the Underwriters in writing, there are no affiliations or associations between any member of FINRA and any of the Company’s officers, directors or 5% or greater securityholders.

(mm) The Shares are eligible for quotation on the OTCQX Marketplace.

(nn) There are no relationships, direct or indirect, or related-party transactions involving the Company or any of its subsidiaries or any other person required to be described in the Registration Statement and the Prospectus which have not been described in such documents and the Disclosure Package as required.

(oo) Except as described in the Registration Statement, the Disclosure Package and the Final Prospectus, no subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company.

(pp) Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(qq) To the Company’s knowledge, the representations and warranties of the Parent and the Sellers (each as defined in the Purchase Agreement) contained in the Purchase Agreement are true and correct in all respects as of the date hereof, subject to the qualifications thereto set forth in such Purchase Agreement. The Purchase Agreement is in full force and effect as of the date hereof.

SECTION 2. Sale and Delivery to the Underwriters; Closing.

(a) On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Company agrees to sell to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase, at a price of $6.175 per share, the number of Shares set forth opposite the name of each Underwriter on Schedule I hereto, subject to adjustments in accordance with Section 9 hereof.

(b) Payment for the Shares to be sold hereunder is to be made in federal (same day) funds to an account designated by the Company, against delivery of certificates therefor to the Underwriters. Such payment and delivery are to be made through the facilities of The Depository Trust Company, New York, New York, at 10:00 a.m., New York time, on December 19, 2014 or such later date as you and the Company shall agree upon, such time and date being herein referred to as the “Closing Date”. As used herein, “business day” means a day on which the New York Stock Exchange is open for trading and on which banks in New York are open for business and not permitted by law or executive order to be closed.

SECTION 3. Offering by the Underwriters. It is understood that the Underwriters are to make a public offering of the Shares as soon as it deems it advisable to do so. The Shares are to be initially offered to the public at the initial public offering price set forth in the Prospectus. The Underwriters may from time to time thereafter change the public offering price and other selling terms.

SECTION 4. Covenants of the Company. The Company covenants and agrees with the Underwriters as follows:

(a) Prior to the termination of the offering of the Shares, the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Prospectus) to the Base Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form approved by you with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to you of such timely filing. The Company will promptly advise you (i) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (ii) when, prior to termination of the offering of the Shares, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the

Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b) If, at any time prior to the filing of the Final Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will (i) notify you promptly so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(c) If, at any time when a prospectus relating to the Shares is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Final Prospectus, the Company promptly will (i) notify you of any such event, (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 4, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Final Prospectus and (iv) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.

(d) The Company will furnish to you and your counsel, without charge, if requested by you, signed copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as you may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

(e) The Company agrees that, unless it has or shall have obtained your prior written consent, and you agree with the Company that, unless you have or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule II hereto and any electronic road show. Any such free writing prospectus consented to by you or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(f) The Company will cooperate with you in endeavoring to qualify the Shares for sale under the securities laws of such jurisdictions as you may reasonably have designated in writing or qualify for an exemption or exemptions therefrom and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose; provided that the Company shall not be required to (x) qualify as a foreign corporation, (y) file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent, or (z) subject itself to taxation in any such jurisdiction if it is not otherwise so subject. The Company will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue any such qualifications in effect for so long a period as you may reasonably request for distribution of the Shares.

(g) The Company will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement, an earnings statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement, which earnings statement shall satisfy the requirements of Section 11(a) of the Act and Rule 158 under the Act and will advise you in writing when such statement has been so made available.

(h) No offering, pledge, sale, contract to sell, short sale or other disposition of any shares of Common Stock of the Company or other securities convertible into or exchangeable or exercisable for shares of Common Stock or derivative of Common Stock (or agreement for such) will be made for a period of 90 days after the date of the Prospectus, directly or indirectly, by the Company otherwise than hereunder or with the prior written consent of the Representative; provided that the Company may (A) issue and sell the Shares to the Underwriters as provided hereunder, (B) issue shares of common stock to the “Backstop Commitment Parties” in a private offering pursuant to the “Equity Backstop” as described in “The GRSA Acquisition and Financings—The Financing Arrangements—Backstop Commitment Letter” in the Registration Statement, the Disclosure Package and the Final Prospectus, (C) issue rights in the rights offering (the “Rights Offering”) as described in “The GRSA Acquisition and Financings—The Financing Arrangements—the Rights Offering” in the Registration Statement, the Disclosure Package and the Final Prospectus, and shares of Common Stock pursuant to the exercise of rights issued in the Rights Offering (or pursuant to obligations to issue additional shares pursuant to the Warrants (as defined in “Capitalization” in the Registration Statement, the Disclosure Package and the Final Prospectus) as a result of the issuance of such rights and shares), provided, in the case of this clause (C), the Company shall have provided the Underwriters with at least 12 Business Days prior notice of the issuance of rights in the Rights Offering and (D) issue options to purchase shares of common stock, or issue shares of common stock upon exercise of options, pursuant to any stock option, stock bonus or other stock plan or arrangement described in the Registration Statement, the Disclosure Package and the Final Prospectus, but only if the holders of such shares or options agree in writing with the Underwriters not to sell, offer, dispose of or otherwise transfer any such shares or options during such Lock-up Period without the prior written consent of Representative (which consent may be withheld in its sole discretion). Notwithstanding the foregoing, if (1) during the last 17 days of the 90-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs, or (2) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period following the last day of the 90-day restricted period, then in each case the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the date of the release of the earnings results or the occurrence of material news or a material event relating to the Company, as the case may be, unless the Representative waives, in writing, such extension. The Company shall promptly notify the Representative of any earnings release, news or event that the Company reasonably determines may give rise to an extension of the initial 90-day restricted period.

(i) The Company will use the net proceeds received by it from the sale of the Shares in the manner specified in the Registration Statement, the Pricing Prospectus and the Prospectus under “Use of Proceeds.”

(j) The Company will use its best efforts to effect and maintain the quotation of the Shares on the OTCQX Marketplace.

(k) The Company has caused each officer and director of the Company to execute and deliver to you, on or prior to the date of this agreement, a letter or letters, substantially in the form attached hereto as Exhibit A-1 or Exhibit A-2, as applicable (the “Lockup Agreement”).

(l) The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Shares in such a manner as would require the Company or any of the Subsidiaries to register as an investment company under the 1940 Act.

(m) The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock.

(n) The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

SECTION 5. Costs and Expenses.

The Company will pay all costs, expenses and fees incident to the performance of the obligations of the Company under this Agreement, including, without limiting the generality of the foregoing, the following: (i) accounting fees of the Company; (ii) the fees and disbursements of counsel for the Company; (iii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon; (iv) any roadshow expenses; (v) the cost of printing and delivering to, or as requested by, the Underwriters copies of the Registration Statement, Preliminary Prospectuses, the Issuer Free Writing Prospectuses, the Final Prospectus, this Agreement, the listing application, any Blue Sky survey, in each case, any supplements or amendments thereto; (vi) the filing fees of the Commission; (vii) the filing fees and expenses incident to, and the fees and disbursements of counsel for the Underwriters in connection with, any required review by FINRA of the terms of the sale of the Shares; (viii) all expenses and application fees related to the quotation of the Shares on the OTCQX Marketplace; (ix) the cost of printing certificates, if any, representing the Shares; (x) the costs and charges of any transfer agent, registrar or depositary; and (xi) the costs and expenses (including without limitation any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Shares made by the Underwriters caused by a breach of the representation in Sections 1(b) hereof. The Company shall not, however, be required to pay for any of the Underwriters’ expenses (other than as set forth in the prior sentence) except that, if this Agreement shall not be consummated because the conditions in Section 6 hereof are not satisfied, or by reason of any failure, refusal or inability on the part of the Company to perform in any material respect any undertaking or satisfy in any material respect any condition of this Agreement or to comply in any material respect with any of the terms hereof on its part to be performed, unless such failure, refusal or inability is due primarily to the default or omission of any Underwriter, the Company shall reimburse the several Underwriters for reasonable out-of-pocket expenses, including reasonable fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Shares or in contemplation of performing their obligations hereunder; but the Company shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits from the sale by them of the Shares.

SECTION 6. Conditions of Underwriters’ Obligations. The obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained herein or in certificates of any officer of the Company or any of its subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a) The Final Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b) [Reserved].

(c) Crowell & Moring LLP, counsel for the Company, shall have furnished to you their written opinions, dated the Closing Date, with respect to the Company in form and substance reasonably satisfactory to you, to the effect set forth in Annex I(A) hereto.

(d) Blank Rome LLP, counsel for the Company, shall have furnished to you their written opinions, dated the Closing Date, with respect to the Company in form and substance reasonably satisfactory to you, to the effect set forth in Annex I(B) hereto.

(e) On the date hereof and also at the Closing Date, as the case may be, Squar, Milner, Peterson, Miranda & Williamson LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex II(A) hereto.

(f) On the date hereof and also at the Closing Date, Ernst & Young LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex II(B) hereto.

(g) None of the Company or any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Disclosure Package any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Disclosure Package, and (ii) since the respective dates as of which information is given in the Disclosure Package and except as disclosed in the Disclosure Package, there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company or any of its subsidiaries, otherwise than as set forth or contemplated in the Disclosure Package, the effect of which, in any such case described in clause (i) or (ii), is in your reasonable judgment so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Shares on the terms and in the manner contemplated in this Agreement and in each of the Disclosure Package.

(h) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or on the OTCQX Marketplace; (ii) a suspension or material limitation in trading in the Company’s securities on OTCQX Marketplace; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak of major hostilities or escalation of major hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any adverse change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the offering or the delivery of the Shares on the terms and in the manner contemplated in the Prospectus.

(i) The Shares to be sold at the Closing Date shall have been eligible for trading on the OTCQX Marketplace.

(j) You shall have received on the Closing Date a certificate or certificates of the Chief Executive Officer and the Chief Financial Officer of the Company to the effect that, as of the Closing Date each of them severally represents, in their capacities as such officers, as follows:

(i) The Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement or no order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Final Prospectus has been issued, and no proceedings for such purpose or pursuant to Section 8A of the Act have been taken or are, to his or her knowledge, contemplated or threatened by the Commission;

(ii) To their knowledge, after reasonable investigation, the representations and warranties of the Company contained in Section 1 hereof are true and correct as of the Closing Date;

(iii) All filings required to have been made pursuant to Rules 424, 430A, 430B or 430C under the Act have been made as and when required by such rules;

(iv) He or she has carefully examined the Disclosure Package and any individual Limited Use Free Writing Prospectus and, in his or her opinion, as of the Applicable Time, the statements contained in the Disclosure Package and any individual Limited Use Free Writing Prospectus did not contain any untrue statement of a material fact, and such Disclosure Package and any individual Limited Use Free Writing Prospectus, when considered together with the Disclosure Package, did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(v) He or she has carefully examined the Registration Statement and, in his or her opinion, as of the effective date of the Registration Statement, the Registration Statement and any amendments thereto did not contain any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein not misleading, and since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement to or an amendment of the Prospectus which has not been so set forth in such supplement or amendment;

(vi) He or she has carefully examined the Final Prospectus and, in his or her opinion, as of its date and the Closing Date, the Final Prospectus and any amendments and supplements thereto did not contain any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

(vii) Since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and Final Prospectus, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business.

(k) Concurrently with the execution of this Agreement, the Underwriters shall have received the Lockup Agreements described in Section 4(k) hereof substantially in the form of Exhibit A-1 or Exhibit A-2, as applicable, hereto signed by the persons listed on Schedule III hereto.

(l) The Lockup Agreements described in Section 4(k) hereof are in full force and effect.

(m) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Shares by the Company; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Shares by the Company.

(n) The Company shall have furnished or caused to be furnished to you at the Closing Date, certificates of officers of the Company reasonably satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of the Closing Date, as to the performance by the Company of all of their obligations hereunder to be performed at or prior to the Closing Date, as to the matters set forth in subsection (j) of this Section and as to such other matters as you may reasonably request.

SECTION 7. Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that it has not used, authorized use of, referred to or participated in the planning for use of, and will not use, authorize use of, refer to or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospects that contains no “issuer information” (as defined in Rule 433(h)(2) under the Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Schedule II or prepared pursuant to Section 4(e) above (including any electronic road show), or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clause (i) or (iii), an “Underwriter Free Writing Prospectus”).

SECTION 8. Indemnification.

(a) The Company will indemnify and hold harmless each Underwriter, the directors and officers, employees and selling agents of each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, and each affiliate of each Underwriter, against any losses, claims, damages or liabilities to which the Underwriters or any such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Final Prospectus or any amendment or supplement thereto, (ii) with respect to the Registration Statement or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) with respect to any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Final Prospectus or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made or (iv) certain materials distributed by the Company on or prior to September 19, 2014, including any communications related thereto; provided, however, that, with respect to clauses (i), (ii) and (iii), above, the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 13 hereof; and

(b) The Company will reimburse each Underwriter, each Underwriter’s directors and officers, and each such controlling person upon demand for any legal or other out-of-pocket expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Shares, whether or not such Underwriter or controlling person is a party to any action or proceeding. In the event that it is finally judicially determined that the Underwriter was not entitled to receive payments for legal and other expenses pursuant to this subparagraph, the Underwriter will promptly return all sums that had been advanced pursuant hereto.

(c) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Act or the Exchange Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer, or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, (ii) with respect to the Registration Statement or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) with respect to any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 13 hereof. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

(d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 8, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing. No indemnification provided for in Section 8(a), (b) or (c) hereof shall be available to any party who shall fail to give notice as provided in this Section 8(d) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 8(a), (b), or (c) hereof. In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the reasonable fees and expenses of one counsel retained by the indemnified parties in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel reasonably acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action. Such firm shall be designated in writing by you in the case of parties indemnified pursuant to Section 8(a) or (b) hereof and by the Company in the case of parties indemnified pursuant to Section 8(c) hereof. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement or disputed in good faith the indemnified party’s entitlement to such reimbursement prior to the date of such settlement. Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to Section 8(a) hereof in respect of such action or proceeding, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local and/or regulatory counsel) for B. Riley in its capacity as a “qualified independent underwriter” and all persons, if any, who control B. Riley within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act.

(e) To the extent the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under Section 8(a), (b), or (c) hereof in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 8(e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(e), (i) no Underwriter shall not be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f) In any proceeding relating to the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 8 hereby consents to the exclusive jurisdiction of (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan, and (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), agrees that process issuing from such courts may be served upon it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join it as an additional defendant in any such proceeding in which such other contributing party is a party. The Company irrevocably appoints CT Corporation 111 Eighth Avenue, New York, New York 10011 as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the City and County of New York.

(g) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 8 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 8 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter, its directors or officers or any person controlling any Underwriter, the Company, its directors or officers or any persons controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter, its directors or officers or any person controlling any Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.

SECTION 9. Default by Underwriters.

If on the Closing Date any Underwriter shall fail to purchase and pay for the portion of the Shares which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company), you, as Representative of the Underwriters, shall use your reasonable efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company such amounts as may be agreed upon and upon the terms set forth herein, the Shares which the defaulting Underwriter or Underwriters failed to purchase. If during such 36 hours you, as such Representative, shall not have procured such other Underwriters, or any others, to purchase the Shares agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of shares with respect to which such default shall occur does not exceed 10% of the Shares to be purchased on the Closing Date, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Shares which they are obligated to purchase hereunder, to purchase the Shares which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of shares of Shares with respect to which such default shall occur exceeds 10% of the Shares to be purchased on the Closing Date, the Company or you as the Representative of the Underwriters will have the right, by written notice given within the next 36-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Company except to the extent provided in Sections 4 and 6 hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Section 7, the Closing Date, may be postponed for such period, not exceeding seven days, as you, as Representative, may determine in order that the required changes in the Registration Statement, the Pricing Prospectus or in the Prospectus or in any other documents or arrangements may be effected. The term “Underwriter” includes any person substituted for a defaulting Underwriter. Any action taken under this Section 7 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

SECTION 10. Notices.

All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered or telecopied and confirmed as follows: if to the Underwriters, to B. Riley & Co., 11100 Santa Monica Blvd., Suite 800, Los Angeles, CA 90025, fax: (310) 966-1448; if to the Company, to Signature Group Holdings, Inc., 15301 Ventura Boulevard, Suite 400, Sherman Oaks, California 91403, Attention: W. Christopher Manderson, Esq., fax: (805) 823-1737, with a copy to Crowell & Moring LLP, 275 Battery Street, 23rd Floor, San Francisco, California 94111, Attention: Murray A. Indick; fax: (415) 986-2827.

SECTION 11. Termination. This Agreement may be terminated by you by notice to the Company:

(a) At any time prior to the Closing Date if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Final Prospectus, any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business; (ii) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis (including, without limitation, an act of terrorism) or change in economic or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in your judgment, materially impair the investment quality of the Shares; (iii) suspension of trading in securities generally on the New York Stock Exchange, the NYSE MKT exchange or the NASDAQ Global Market or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on any such exchange; (iv) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects or may materially and adversely affect the business or operations of the Company; (v) the declaration of a banking moratorium by the United States or New York State authorities; (vi) any downgrading, or placement on any watch list for possible downgrading, in the rating of any of the Company’s debt securities or preferred stock by any “nationally recognized statistical rating organization” (within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act) or any public announcement by such organization that it has under surveillance or review, or has changed its outlook with respect to, its rating of any such debt securities or preferred stock (other than an announcement with positive implications of a possible upgrading); (vii) the suspension of trading of the Company’s common stock by the OTCQX Marketplace, the Commission or any other governmental authority; or (viii) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in your opinion has a material adverse effect on the securities markets in the United States; or

(b) As provided in Section 6 or 9 of this Agreement.

SECTION 12. Successors. This Agreement has been and is made solely for the benefit of the Underwriters and the Company and its successors, executors, administrators, heirs and permitted assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. No purchase of any of the Shares from the Underwriter shall be deemed a successor or assign merely because of such purchase.

SECTION 13. Information Provided by the Underwriters. The Company and the Underwriters acknowledge and agrees that the only information furnished or to be furnished by any Underwriter to the Company for inclusion in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, or the Prospectus consists of the information set forth in the third paragraph under the heading “Underwriting” related to the public offering price, the information in the ninth, tenth, eleventh, twelfth and thirteenth paragraphs under the heading “Underwriting” related to the stabilizing transactions, short sales and covering transactions, and the information in the fourteenth paragraph under the heading “Underwriting” related to electronic distributions under the caption “Underwriting” in the Prospectus and include any information furnished by the Underwriters for inclusion in any Issuer Free Writing Prospectus.

SECTION 14. Miscellaneous. The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or its directors or officers and (c) delivery of and payment for the Shares under this Agreement.

The Company acknowledges and agrees that each Underwriter in providing investment banking services to the Company in connection with the offering, including in acting pursuant to the terms of this Agreement, has acted and is acting as an independent contractor and not as a fiduciary and the Company does not intend such Underwriter to act in any capacity other than as an independent contractor, including as a fiduciary or in any other position of higher trust. Additionally, neither the Representative nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

This Agreement shall be governed by, and construed in accordance with, the law of the State of New York, including, without limitation, Section 5-1401 of the New York General Obligations Law.

The Underwriters and the Company waive any right to trial by jury in any action, claim, suit or proceeding with respect to your engagement as underwriter or your role in connection herewith.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company and the several Underwriters in accordance with its terms.

Very truly yours,

SIGNATURE GROUP HOLDINGS, INC.

By:	/s/ Christopher Manderson
Name:	Christopher Manderson
Title:	Executive Vice President and General Counsel

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

As Representative of the several Underwriters listed on Schedule I hereto

B. RILEY & CO.

By:	/s/ Bryant Riley
	Name:	Bryant Riley
	Title:	Chairman

SCHEDULE I

The purchase price per share for the Shares to be paid by the Underwriters shall be $6.175.

Name of Underwriter	Number of Shares
B. Riley & Co., LLC	4,384,615
Total	4,384,615

SCHEDULE II

Issuer Free Writing Prospectuses

None.

SCHEDULE III

Persons to Sign Lock-Ups

Craig T. Bouchard

Kyle Ross

Chris Manderson

Peter C.B. Bynoe

Patrick E. Lamb

Raj Maheshwari

Philip G. Tinkler

EXHIBIT A-1

FORM OF LOCK-UP AGREEMENT – STANDARD FORM

[SEE BELOW]

LOCK-UP AGREEMENT

December [    ], 2014

Signature Group Holdings, Inc.

15301 Ventura Blvd., Suite 400

Sherman Oaks, CA 91403

B. Riley & Co., LLC

11100 Santa Monica Blvd, Suite 800

Los Angeles, CA 90025

As Representative of the

     Several Underwriters

c/o B. Riley & Co., LLC

11100 Santa Monica Blvd, Suite 800

Los Angeles, CA 90025

Ladies and Gentlemen:

The undersigned understands that B. Riley & Co. as representative (the “Representative”) of the several underwriters (the “Underwriters”), propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Signature Group Holdings, Inc. (the “Company”), providing for the public offering by the Underwriters, including the Representative, of common stock, par value $0.001 (the “Common Stock”), of the Company (the “Public Offering”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned agrees that, without the prior written consent of the Representative, the undersigned will not, directly or indirectly, offer, sell, pledge, contract to sell (including any short sale), grant any option to purchase or otherwise dispose of any shares of Common Stock (including, without limitation, shares of Common Stock of the Company which may be deemed to be beneficially owned by the undersigned currently or hereafter in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”), shares of Common Stock which may be issued upon exercise of a stock option or warrant and any other security convertible into or exchangeable for Common Stock) or enter into any Hedging Transaction (as defined below) relating to the Common Stock (each of the foregoing referred to as a “Disposition”) during the period specified in the following paragraph (the “Lock-Up Period”). The foregoing restriction is expressly intended to preclude the undersigned from engaging in any Hedging Transaction or other transaction which is designed to or reasonably expected to lead to or result in a Disposition during the Lock-Up Period even if the securities would be disposed of by someone other than the undersigned. “Hedging Transaction” means any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Common Stock.

The initial Lock-Up Period will commence on the date hereof and continue until, and include, the date that is 90 days after the date of the final prospectus relating to the Public Offering (the “Initial Lock-Up Period”); provided, however, that if (1) during the last 17 days of the Initial Lock-Up Period, (A) the Company releases earnings results or (B) material news or a material event relating to the Company occurs, or (2) prior to the expiration of the Initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period following the last day of the Initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of the release of the earnings results or the occurrence of material news or a material event relating to the Company, as the case may be, unless the Representative waives, in writing, such extension.

The undersigned agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this agreement during the period from the date of this agreement to and including the 34th day following the expiration of the Initial Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as may have been extended pursuant to the previous paragraph) has expired.

Notwithstanding the foregoing, the undersigned may transfer shares of Common Stock (or any securities convertible into, exercisable for, or exchangeable for Common Stock for which the undersigned is the record holder) (i) as a bona fide gift or gifts, provided that each donee thereof executes and delivers to the Representative a lock-up letter in the form hereof, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for the purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin), provided that the trustee of the trust executes and delivers to the Representative a lock-up letter in the form hereof, and provided further that any such transfer shall not involve a disposition for value, (iii) between the undersigned and any third party granted an interest in the undersigned’s will or under the laws of descent, provided that such grantee executes and delivers to the Representative a lock-up letter in the form hereof, (iv) acquired by the undersigned in open market transactions after the completion of the Public Offering in an amount not to exceed in aggregate 15% of the Undersigned’s shares of Common Stock as of the date hereof, provided that it shall be a condition to any such transfer that no filings (other than a filing on Form 5 made after the expiration of the Lock-Up Period) by any party under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be voluntarily made in connection with such transaction, (v) if the undersigned is a limited liability company, partnership or limited liability partnership, to a partner or member, as the case may be, of such partnership or limited liability, in any such case, provided that it shall be a condition to the transfer that the transferee

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executes and delivers to the Representative a lock-up letter in the form hereof and an agreement stating there shall be no further transfer of such securities except in accordance with this agreement, and provided further that any such transfer shall not involve a disposition for value, or (vi) dispositions to the Company, during the Lock-Up Period, by the undersigned of shares of Common Stock for the purpose of raising proceeds to cover the reasonably estimated U.S. federal or state tax liability incurred by the undersigned as a result of the vesting, during the Lock-Up Period, of restricted shares of Common Stock heretofore granted to the undersigned, provided each such disposition shall occur on or about the time of such vesting and shall be of an amount of shares of Common Stock that raises gross proceeds that, as nearly as reasonably practicable, approximate such tax liability, provided further that if the undersigned is required to make a filing under the Exchange Act reporting a reduction in beneficial ownership of shares of Common Stock during the Lock-up Period, the undersigned shall include a statement in such report to the effect that the purpose of such transfer was to cover tax obligations of the undersigned in connection with such exercise, and provided further that in the cases of (i) through (vi) above (except as permitted under (iv) and (vi)), it shall be a condition to any such transfer that no public reports, including but not limited to reports pursuant to Rule 144 of the Securities Act, pursuant to Section 13 or Section 16 of the Exchange Act, or pursuant to any other regulatory agency are required to be filed by the undersigned during the Lock-Up Period (as may have been extended pursuant to the terms of this Lock-Up Agreement) and no such reports are voluntarily filed, and no public announcements are voluntarily made, by the undersigned during the Lock-Up Period (as may have been extended pursuant to the terms of this Lock-Up Agreement). In addition, the undersigned may, during the Lock-Up Period, establish a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the sale of shares of Common Stock, provided that no sale of shares of Common Stock under such plan shall be allowed until after the expiration of the Lock-Up Period and the establishment of such plan does not require or result in any public announcement, including any filing under the Exchange Act, being made during the Lock-Up Period.

The undersigned agrees that the Company may, and that the undersigned will, (i) with respect to any shares of Common Stock or other Company securities for which the undersigned is the record holder, cause the transfer agent for the Company to note stop transfer instructions with respect to such securities on the transfer books and records of the Company and (ii) with respect to any shares of Common Stock or other Company securities for which the undersigned is the beneficial holder but not the record holder, cause the record holder of such securities to cause the transfer agent for the Company to note stop transfer instructions with respect to such securities on the transfer books and records of the Company.

In addition, the undersigned hereby waives any and all notice requirements and rights with respect to registration of securities pursuant to any agreement, understanding or otherwise setting forth the terms of any security of the Company held by the undersigned, including any registration rights agreement to which the undersigned and the Company may be party; provided that such waiver shall apply only to the proposed Public Offering, and any other action taken by the Company in connection with the proposed Public Offering.

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The undersigned hereby agrees that, to the extent that the terms of this Lock-Up Agreement conflict with or are in any way inconsistent with any registration rights agreement to which the undersigned and the Company may be a party, this Lock-Up Agreement supersedes such registration rights agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Notwithstanding anything herein to the contrary, if the closing of the Public Offering has not occurred prior to May 30, 2015, this agreement shall be of no further force or effect.

Signature:

Print Name:

Number of shares owned subject to warrants, options or convertible securities:	Certificate numbers:

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EXHIBIT A-2

FORM OF LOCK-UP AGREEMENT – FORM WITH MARGIN LANGUAGE

[SEE BELOW]

LOCK-UP AGREEMENT

December [    ], 2014

Signature Group Holdings, Inc.

15301 Ventura Blvd., Suite 400

Sherman Oaks, CA 91403

B. Riley & Co., LLC

11100 Santa Monica Blvd, Suite 800

Los Angeles, CA 90025

As Representative of the

     Several Underwriters

c/o B. Riley & Co., LLC

11100 Santa Monica Blvd, Suite 800

Los Angeles, CA 90025

Ladies and Gentlemen:

The undersigned understands that B. Riley & Co. as representative (the “Representative”) of the several underwriters (the “Underwriters”), propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Signature Group Holdings, Inc. (the “Company”), providing for the public offering by the Underwriters, including the Representative, of common stock, par value $0.001 (the “Common Stock”), of the Company (the “Public Offering”).

The undersigned hereby informs the Underwriters that a portion of the undersigned’s shares of Common Stock (or securities convertible into shares of Common Stock) may be subject to existing margin agreements, entered into prior to the date hereof (the “Margin Agreements”) with broker-dealers under which, a portion of the undersigned’s securities have been pledged to such broker-dealers as collateral for margin loans.

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned agrees that, without the prior written consent of the Representative, the undersigned will not, directly or indirectly, offer, sell, pledge, contract to sell (including any short sale), grant any option to purchase or otherwise dispose of any shares of Common Stock (including, without limitation, shares of Common Stock of the Company which may be deemed to be beneficially owned by the undersigned currently or hereafter in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”), shares of Common Stock which may be issued upon exercise of a stock option or warrant and any other security convertible into or exchangeable for Common Stock) or enter into any Hedging Transaction (as defined below) relating to the Common Stock (each of the foregoing referred to as a “Disposition”) during the period specified in the following paragraph (the “Lock-Up Period”). The foregoing restriction is expressly intended to preclude the undersigned from engaging in any Hedging Transaction or other transaction which is designed to or reasonably expected to lead to or result in a Disposition during the Lock-Up Period even if the securities would be disposed of by someone other than the undersigned. “Hedging Transaction” means any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Common Stock.

The initial Lock-Up Period will commence on the date hereof and continue until, and include, the date that is 90 days after the date of the final prospectus relating to the Public Offering (the “Initial Lock-Up Period”); provided, however, that if (1) during the last 17 days of the Initial Lock-Up Period, (A) the Company releases earnings results or (B) material news or a material event relating to the Company occurs, or (2) prior to the expiration of the Initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period following the last day of the Initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of the release of the earnings results or the occurrence of material news or a material event relating to the Company, as the case may be, unless the Representative waives, in writing, such extension.

The undersigned agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this agreement during the period from the date of this agreement to and including the 34th day following the expiration of the Initial Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as may have been extended pursuant to the previous paragraph) has expired.

Notwithstanding the foregoing, the undersigned may transfer shares of Common Stock (or any securities convertible into, exercisable for, or exchangeable for Common Stock for which the undersigned is the record holder) (i) as a bona fide gift or gifts, provided that each donee thereof executes and delivers to the Representative a lock-up letter in the form hereof, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for the purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin), provided that the trustee of the trust executes and delivers to the Representative a lock-up letter in the form hereof, and provided further that any such transfer shall not involve a disposition for value, (iii) between the undersigned and any third party granted an interest in the undersigned’s will or under the laws of descent, provided that such grantee executes and delivers to the Representative a lock-up letter in the form hereof, (iv) acquired by the undersigned in open market transactions after the completion of the Public Offering in an amount not to exceed in aggregate 15% of the Undersigned’s shares of Common Stock as of the date hereof, provided that it shall be a condition to any such transfer that no filings (other than a filing on Form 5 made after the expiration of the Lock-Up Period) by any party under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be voluntarily made in connection with such transaction, (v) if the undersigned is a limited liability company, partnership or limited liability partnership, to a partner or member, as the case may be, of such partnership or limited liability, in any such case, provided that it shall be a condition to the transfer that the transferee executes and delivers to the Representative a lock-up letter in the form hereof and an agreement stating there shall be no further transfer of such securities except in accordance with this agreement, and provided further that any such transfer shall not involve a disposition for value, (vi) dispositions to the Company, during the Lock-Up Period, by the undersigned of shares of Common Stock for the purpose of raising proceeds to cover the reasonably estimated U.S. federal or state tax liability incurred by the undersigned as a result of the vesting, during the Lock-Up Period, of restricted shares of Common Stock heretofore granted to the undersigned, provided each such disposition shall occur on or about the time of such vesting and shall be of an amount of shares of Common Stock that raises gross proceeds that, as nearly as reasonably practicable, approximate such tax liability, provided further that if the undersigned is required to make a filing under the Exchange Act reporting a reduction in beneficial ownership of shares of Common Stock during the Lock-up Period, the undersigned shall include a statement in such report to the effect that the purpose of such transfer was to cover tax obligations of the undersigned in connection with such exercise, or (vii) pledged, assigned or otherwise transferred to accounts under any Margin Agreements existing as of the date hereof, provided that no shares of Common Stock under any such Margin Agreements may be sold, pledged or further pledged, assigned, or otherwise transferred, either directly by the undersigned or by any lender, pledgee or assignee, during the Lock-Up Period in violation of this Agreement, and provided further that in the cases of (i) through (vii) above (except as permitted under (iv) and (vi)), it shall be a condition to any such transfer that no public reports, including but not limited to reports pursuant to Rule 144 of the Securities Act, pursuant to Section 13 or Section 16 of the Exchange Act, or pursuant to any other regulatory agency are required to be filed by the undersigned during the Lock-Up Period (as may have been extended pursuant to the terms of this Lock-Up Agreement) and no such reports are voluntarily filed, and no public announcements are voluntarily made, by the undersigned during the Lock-Up Period (as may have been extended pursuant to the terms of this Lock-Up Agreement). In addition, the undersigned may, during the Lock-Up Period, establish a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the sale of shares of Common Stock, provided that no sale of shares of Common Stock under such plan shall be allowed until after the expiration of the Lock-Up Period and the establishment of such plan does not require or result in any public announcement, including any filing under the Exchange Act, being made during the Lock-Up Period.

The undersigned agrees that the Company may, and that the undersigned will, (i) with respect to any shares of Common Stock or other Company securities for which the undersigned is the record holder, cause the transfer agent for the Company to note stop transfer instructions with respect to such securities on the transfer books and records of the Company and (ii) with respect to any shares of Common Stock or other Company securities for which the undersigned is the beneficial holder but not the record holder, cause the record holder of such securities to cause the transfer agent for the Company to note stop transfer instructions with respect to such securities on the transfer books and records of the Company.

In addition, the undersigned hereby waives any and all notice requirements and rights with respect to registration of securities pursuant to any agreement, understanding or otherwise setting forth the terms of any security of the Company held by the undersigned, including any registration rights agreement to which the undersigned and the Company may be party; provided that such waiver shall apply only to the proposed Public Offering, and any other action taken by the Company in connection with the proposed Public Offering.

The undersigned hereby agrees that, to the extent that the terms of this Lock-Up Agreement conflict with or are in any way inconsistent with any registration rights agreement to which the undersigned and the Company may be a party, this Lock-Up Agreement supersedes such registration rights agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Notwithstanding anything herein to the contrary, if the closing of the Public Offering has not occurred prior to May 30, 2015, this agreement shall be of no further force or effect.

Signature:

Print Name:

Number of shares owned subject to warrants, options or convertible securities:	Certificate numbers: